EXHIBIT 10(e)
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              AMENDED AND RESTATED KEY ASSOCIATE STOCK OPTION PLAN
                                       OF
                               ACXIOM CORPORATION
                               as of May 24, 2000


     1. Establishment, Continuation, and Purpose. On November 9, 1983, the Board of Directors (the "Board") and the shareholders of Acxiom Corporation (formerly CCX Network, Inc.) (the "Company") approved the adoption of the CCX Network, Inc. Incentive Stock Option Plan and the CCX Network, Inc. Nonstatutory Stock Option Plan. Such plans were amended and restated effective as of April 22, 1987 so as to combine the two separate plans into one plan (the "Plan") and to comply with certain provisions of the Tax Reform Act of 1986. Subsequent amendments were adopted on July 20, 1988; January 30, 1991; May 26, 1993; May 24, 1995,
July 23, 1996, May 28, 1997, and May 24, 2000. The purpose of the Plan is to further the growth and development of the Company and any of its present or future subsidiary corporations, as hereinafter defined, by granting to certain key associates of the Company and any subsidiary corporation, as an incentive and encouragement to stock ownership, options to purchase shares of common stock of the Company, $.10 par value ("Common Stock"), thereby offering such key associates a proprietary interest in the Company's business and a more direct stake in its continuing welfare, and aligning their interests with those of the Company's stockholders.

     2. Administration. The Plan shall be administered by a committee (the "Committee") of no less than two "disinterested" (as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act")) members of the Company's Board of Directors. The Committee is authorized to grant options on behalf of the Company as hereinafter provided, to interpret the Plan and options granted pursuant to the Plan, and to make and amend such regulations as it may deem appropriate.

     3. Grant of Options. Options to purchase shares of Common Stock shall be granted on behalf of the Company by the Committee from time to time and within the limits of the Plan. The Committee shall determine the key associates ("Optionees" or "Participants") of the Company and of any subsidiary corporation to whom options are to be granted, the number of shares to be granted to each, the option price, the option period(s), and the number of shares that may be exercised during such option period(s). Options granted under the Plan may be either non-qualified stock options or incentive stock options, as defined by
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee, at the time each option is granted, shall designate such option as either a non-qualified stock option or an incentive stock option. Any incentive stock option granted under the Plan must be exerciseable within ten (10) years of the date upon which it is granted. For incentive options granted after December 31, 1986, the aggregate fair market value (as determined at the time the option is granted) of the stock with respect to which incentive options granted herein are exerciseable for the first time by any Optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

     4. Shares Subject to the Plan. The shares which may be granted pursuant to the Plan shall be authorized and unissued shares of Common Stock not exceeding in the aggregate 15,200,000 shares.

     5. Eligible Participants. All key associates of the Company and any subsidiary corporation of the Company shall be eligible to receive options and thereby become Participants in the Plan. In granting options, the Board may include or exclude previous Participants in the Plan. As used herein, the terms "subsidiary corporation" and "parent corporation" shall mean a "subsidiary corporation" or "parent corporation" as defined in Section 425 of the Code.


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     For purposes of this Plan, a "key  associate"  shall mean  employees of the
Company or its affiliates, directors, officers (whether or not they are directors), independent contractors and consultants who render those types of services which tend to contribute materially to the success of the Company or an affiliate or which reasonably may be anticipated to contribute materially to the future success of the Company or an affiliate.

No executive officer named in the Summary Compensation Table of the Company's then current Proxy Statement shall be eligible to receive in excess of 600,000 options in any three-year period.

     6. Option Price. (a) The price for each share of Common Stock purchasable under any incentive option shall be not less than one hundred percent (100%) of the fair market value per share on the date of grant. The price for each share of Common Stock purchasable under any non-qualified option shall be any price determined by the Committee in its sole discretion. All such prices shall be subject to adjustment as provided for in paragraph 17 hereof. For purposes of determining the fair market value of the Common Stock, the following rules shall apply:

          (i) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be either (a) the closing sales price of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading, or (b) the average bid and ask price for the ten (10) trading days preceding the week during which the Committee grants options. With respect to (a), if no reported sale of the Common Stock takes place on the date in question on the principal exchange, then the fair market value shall be determined as of the closest preceding date on which such principal exchange shall be have been open for business and shares of the Common Stock were traded.

          (ii) If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the fair market value shall be the mean between the closing bid and asked quotations for the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Company and regularly reporting the market price of the Common Stock in such market. If there are no bid and asked quotations for the Common Stock on such date, the fair market value shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Common Stock on the closest date preceding the date in question for which such quotations are available.

     (b) If any Optionee to whom an incentive option is to be granted under the Plan is on the date of grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its subsidiaries, then the following special provisions shall be applicable to any options granted to such individual:

               (i) The option price per share of Common Stock subject to such option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

               (ii) The option shall not have a term in excess of five (5) years from the date of grant.

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     7. Exercise  Period.  Subject to paragraph 18, the period for exercising an option (the "Exercise Period") shall be such period of time as may be designated by the Committee at the time of grant, except that:

          (a) If a Participant retires during the Exercise Period, such option shall be exerciseable only during the three (3) months following the effective date of retirement, but in no event after the expiration of the Exercise Period, unless the Committee in its discretion provides otherwise.

          (b) If a Participant terminates his or her employment by reason of disability, such option shall be exerciseable only during the six (6) months following such termination, but in no event after the expiration of the Exercise Period, unless the Committee in its discretion provides otherwise.

          (c) If a Participant dies during the Exercise Period, such option shall be exerciseable by the executors, administrators, legatees or distributees of the Participant's estate only during the twelve (12) months following the date of death, but in no event after the expiration of the Exercise Period, unless the Committee in its discretion provides otherwise.

          (d) If a Participant ceases to be an associate of the Company for any cause other than retirement, disability or death, such option shall be exerciseable only during the three (3) months following such termination, but in no event after the expiration of the Exercise Period, unless the Committee in its discretion provides otherwise.

     The maximum duration of any incentive stock option granted under the Plan shall be ten (10) years from the date of grant, although such options may be granted for a lesser duration. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, a Participant's rights to exercise any option granted hereunder.

     8. Exercise of Option. Subject to paragraphs 7(a), 7(b), 7(c), 7(d) and 18, an option may be exercised at any time and from time to time during the Exercise Period. If one of the events referred to in paragraphs 7(a), 7(b), 7(c) or 7(d) occurs, the option shall be exerciseable (subject to paragraph 18) under this paragraph 8 during the three months following retirement, during the six months following termination by reason of disability, during the twelve months following death, or during the three months following termination for any other reason, only as to the number of shares, if any, as to which the option was exerciseable immediately prior to said retirement, disability, death or other termination, unless the Committee in its discretion provides otherwise.

     Notwithstanding the foregoing, with respect to any incentive stock option granted under the Plan prior to January 1, 1987, no such incentive stock option shall be exerciseable by a Participant while there is outstanding any other incentive stock option which was previously granted to the Participant to purchase shares in the Company or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation of the Company, or is a predecessor corporation of any such corporation. This provision shall not apply to any options granted after December 31, 1986. For purposes of this paragraph 8, any incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

         9. Payment for Shares. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be made in such form of property (whether cash, securities or other

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consideration) as may be acceptable to the Committee.  The Company will issue no certificates for shares until full payment therefor has been made, and a Participant shall have none of the rights of a shareholder until certificates for the shares purchased are issued to him or her. In lieu of cash, a Participant may pay for the shares purchased with shares of the Company's Common Stock having a fair market value on the date upon which the Participant exercises his or her option equal to the option price, or with a combination of cash and shares of Common Stock equal to the aggregate option price. For purposes of determining fair market value, the rules set forth in paragraph 6 shall apply. The Committee may permit a Participant to defer the issuance of any shares, subject to such rules and procedures as it may establish.

     10. Withholding Taxes. The Company may require a Participant exercising a non-qualified option granted hereunder to reimburse the Company (or the subsidiary which employs such Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the shares. For purposes of determining fair market value, the rules set forth in Paragraph 6 shall apply. A Participant may elect to satisfy such withholding requirements by any one of the following methods:

          (a) A Participant may request that the Company (or the subsidiary which employs such Participant) withhold from the number of shares which would otherwise be issued to the Participant that number of shares (based upon the fair market value of the Common Stock on the date of exercise) which would satisfy the withholding requirement. If such an election is made, the Participant must notify the Company that he or she is so electing either (i) six months prior to the date the option exercise becomes taxable (which will either be the date of exercise or, if an election under Section 83(b) of the Code is made, six months before the date of exercise), or (ii) during any period beginning on the third business day following the date upon which any quarterly or annual sales and earnings statement is released by the Company and ending on the thirtieth day following the release of any such statement, such notice provisions being applicable only to those Participants who are "executive officers," as defined in the Act, or directors of the Company.

          (b) A Participant may deliver previously-owned shares of Common Stock (based upon the fair market value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement.

          (c) A Participant may deliver cash in an amount which would satisfy the withholding requirement.

     11. Stock Appreciation Rights. The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by an Optionee of all or part of an unexercised option and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the option price of the shares then subject to exercise under such option from the fair market value of the Common Stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares of Common Stock valued at their fair market value on the date of surrender of such option or in cash, or partly in shares and partly in cash. Acceptance of such a surrender and the manner of payment shall be in the discretion of the Committee, subject to the limitations contained in Section 422A of the Code and Section 16b(3) of the Act. For purposes of determining fair market value, the rules set forth in Paragraph 6 shall apply. If an option is surrendered pursuant to this Paragraph 11, the shares covered by the surrendered option will not thereafter be available for grant under the Plan.

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     12. Loans or Guarantee of Loans.  The Committee may authorize the extension of a loan to an Optionee by the Company (or the guarantee by the Company of a loan obtained by an Optionee from a third party) in order to assist an Optionee to exercise an option granted under the Plan. The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans and guarantees may be granted without security, the maximum credit available being the exercise price of the option sought to be executed plus any federal and state income tax liability incurred upon exercise of the option.

     13. Transferability. Current and future nonqualified options granted under the Plan may be transferred by a Participant to (i) the Participant's family members (whether related by blood, marriage, or adoption); (ii) trust(s) for the benefit of family members; (iii) family partnerships and/or family limited liability companies; and (iv) former spouse(s) pursuant to divorce. The
Committee may, in its sole discretion, permit transfers to other persons or entities upon the request of a Participant. Subsequent transfers of transferred options may only be made to one of the permitted transferees named above, unless the Committee has approved of such subsequent transfer. Otherwise, such transferred options may be transferred only by will or the laws of descent and distribution. Concurrently with any transfer, the transferor shall give written notice to the Plan's then current stock option administrator of the name and address of the transferee, the number of shares being transferred, the date of grant of the options being transferred, and such other information as may reasonably be required by the administrator. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment set forth in Section 7 of the Plan shall continue to be applied with respect to the original Participant, following which the options shall be exerciseable by the transferee only to the extent that they could have been exercised by the Participant. The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred option.

     14. Conditions to Exercise of Options. The Committee may, in its discretion, require as conditions to the exercise of options and the issuance of shares thereunder either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the options and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the option and, at the time of exercising the option, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company; and
(iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

     15. Conditions to Effectiveness of the Plan. No option shall be granted or exercised if the grant of the option, or the exercise and the issuance of shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

     16. Alteration, Termination, Discontinuance, Suspension, or Amendment. The Board, in its discretion, may alter, terminate, discontinue, suspend or amend the Plan at any time. The Board may not, however, without shareholder approval (except as provided below in paragraph 17), (i) materially increase the maximum

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number of shares  subject to the Plan,  (ii)  materially  increase  the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan or, without the consent of the affected Participant, change, alter or impair any option previously granted to him under the Plan (except as provided below in paragraph
18). The Committee shall be authorized to amend the Plan and the options granted thereunder to permit the options to qualify as incentive stock options under
Section 422A of the Code and the regulations promulgated thereunder. The rights and obligations under any option granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option.

     17. Effect of Changes in Common Stock. If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be subject to the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall reclassify or take any other action of a similar nature affecting the Common Stock, then the number and class of shares of Common Stock which may thereafter become subject to options (in the aggregate and to any Participant) shall be adjusted accordingly, and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee to be necessary to preserve unimpaired the rights of the Participants, and each and every such determination shall be conclusive and binding upon such Participants.

     18. Reorganization. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or other stock (other than as provided in paragraph 17), or consolidations of the Company with, or mergers of the Company into other corporations, or other recapitalizations or reorganizations (other than transactions in which the Company continues to exist and which do not result in any reclassification change or exchange of outstanding shares of the Company), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially an entirety (any and all of which are referred to in this paragraph 18 as "Reorganization(s)"), the holder of each option then or thereafter outstanding shall have the right, upon any subsequent exercise thereof, to acquire the same kind and amount of securities and property which such holder would then hold if such holder had exercised the option immediately before the first of any such Reorganization, and continued to hold all securities and property which came to such holder as a result of that and any subsequent Reorganization, less all securities and property surrendered or canceled pursuant to any of same, the adjustment rights in paragraph 17 and this paragraph 18 being continuing and cumulative; provided, that notwithstanding any provisions of paragraph 7 to the contrary, the Committee shall have the right in connection with any such Reorganization, upon not less than thirty (30) days, written notice to the holders of outstanding options, to terminate the Exercise Period, and in such event all outstanding options (other than options as to which one of the events referred to in paragraph 7 has occurred) may be exercised only to the extent thereby permitted, in each case only at a time prior to such Reorganization. A liquidation shall be deemed a Reorganization for the foregoing purpose.

     19. Use of Proceeds. Proceeds realized from the sale of Common Stock pursuant to options granted hereunder shall constitute general funds of the Company.